UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: January 21, 2005

CASINO ENTERTAINMENT, INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-49838	94-3381088
(Commission File Number)	(IRS Employer Identification Number)

Kent Carasquero, President and Cf Executive Officer
1403 East 900 South, Salt Lake City, Utah, 84105
(Address of principal executive offices)

(801) 582-9609
(Registrant's telephone number, including area code)

Reservenet Incorporated
2 Cross Brook Road, Livingston, New Jersey 07039
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; **Appointment of Principal Officers**

(a) Effective January 21, 2005 Casino Entertainment, Incorporated (the "Company") accepted the resignation of Lawrence Smith as the Company's chief executive officer pursuant to the written consent of the shareholders holding a two thirds or more of the Company's issued and outstanding shares.

Effective January 21, 2005, the Company accepted the resignation of Stephen Lasser as the Company's chief financial officer and president pursuant to the written consent of the shareholders holding a two thirds or more of the Company's issued and outstanding shares.

(b) Effective January 21, 2005, Company accepted the resignation of Lawrence Smith as a director of the Company pursuant to the written consent of the shareholders holding a two thirds or more of the Company's issued and outstanding shares.

Effective January 21, 2005, Company accepted the resignation of Stephen Lasser as a director of the Company pursuant to the written consent of the shareholders holding a two thirds or more of the Company's issued and outstanding shares.

(c) Effective January 21, 2005, the Company appointed Kent Carasquero as the sole officer of the Company to serve as president, chief executive officer and chief financial officer pursuant to the written consent of the shareholders holding a two thirds majority of the Company's issued and outstanding shares.

Mr. Carasquero holds an Advanced BA in Economics from the University of Manitoba and is currently enrolled at The Canadian Institute of Chartered Business Valuators. Since 2002, Mr. Carasquero has been the president of Tyee Capital Consultants, Inc. a private company involved in assisting publicly and privately held corporations in all major industry groups with structuring, marketing, investor communications, equity and debt raising activities. Mr. Carasquero also serves as an officer and director of Capital Hill Gold, Inc. an exploration stage mining company from February 2004 to present and has served as an officer and director of Newmark Ventures, Inc., a distributor of bank machines from April 2004 to September 2004.

Mr. Carasquero has not entered into any employment agreement with the Company.

(d) Effective January 21, 2005, the Company elected Kent Carasquero as the sole member of the board of directors to serve until the Company's next Annual Meeting of Shareholders pursuant to the written consent of the shareholders holding a two thirds or more majority of the Company's issued and outstanding shares.

The election of Mr. Carasquero to the Company's board of directors was not based on any prior understanding or arrangement.

The Company has not yet determined whether Mr. Carasquero will serve on any standing committee.

The Company has not entered into any related transactions with Mr. Carasquero.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Casino Entertainment Incorporated

Signature **Date**

By: /s/ Kent Carasquero February 10, 2005
Name: Kent Carasquero
Title: President, Chief Executive Officer and Chief Financial Officer